Exhibit 10.3

Certain confidential information contained in this document, marked by brackets as [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 2 TO THE ASSET PURCHASE AND LICENSE AGREEMENT
BETWEEN
ELANCO US INC.
AND
DIAMOND ANIMAL HEALTH, INC

Elanco US Inc. (“Elanco”) (formerly Elanco Animal Health a division of Eli Lilly and Company) and Diamond Animal Health Inc. (“Diamond”), parties to the Asset Purchase and License Agreement effective date June 17, 2013, as first amended July 6, 2015 (the “APA”) desire to further amend the APA by this Amendment No. 2 (this "Amendment") effective upon the date of last signature (the "Amendment Effective Date"). Elanco and Diamond may each be referred to as a “Party” and, collectively, as the “Parties.”

RECITALS:

A.	WHEREAS, Diamond and Elanco entered into the APA in connection with the sale and license back of, among other things, certain biological assets used in the manufacture of vaccine products;

B.
WHEREAS, Diamond and Elanco entered into that certain Master Supply Agreement, dated October 1st 2014, in order to facilitate Elanco’s engagement of Diamond to supply certain products to Elanco from time to time (the “Master Supply Agreement”);

D.
WHEREAS, Diamond and Elanco entered into that certain Supplemental Agreement subject to the Master Supply Agreement effective dated October 1st 2014, for the supply of vaccines (the “Supplemental Agreement”)

E.
WHEREAS, Diamond and Elanco desire to formally amend the necessary agreements, including but not limited to the license back of rights in the APA, and the minimum purchase obligations to the extent applicable in the APA, the Master Supply Agreement and the Supplemental Agreement to define new minimum purchase obligations for calendar year 2019 and through the remaining term and to revise the relationship to allow Diamond to commercialize vaccine products which utilize or incorporate the Purchased Assets for third party customers outside the United States beyond the previous Defined Third Parties as further specified in this Amendment and Amendment No. 1 to the Supplemental Amendment, effective the same date as this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the
Parties agree as follows:

1.	Article I of the APA is hereby amended by adding the following:

“Diamond Product(s)” means any Product (excluding New Vaccine Products and any other embodiment that incorporates, uses or implements any of the Elanco Derivative Assets) and any other embodiment that incorporates, uses or implements any of the Diamond Derivative Assets.

“Elanco Product(s)” means any Product and any New Vaccine Product, including but not limited to and any other embodiment that incorporates, uses or implements any of the Elanco Derivative Assets.

2.	Section 2.2(b) of the APA is hereby deleted in its entirety and replaced with the following:

2.2(b)
Elanco hereby grants to Diamond and its Affiliates a non‐exclusive, royalty‐free, fully paid-up, time-limited (to the extent set forth herein), non‐sublicensable license to make, have made, use, sell, have sold and export Products (excluding New Vaccine Products and any other embodiment that incorporates, uses or implements any of the Elanco Derivative Assets) and Diamond Products that use or incorporate the Purchased Assets solely for the purpose of supplying (i) Products and Diamond Products for third parties (including without limitation Defined Third Parties) for sale outside the United States and (ii) Products for Elanco or its Affiliates for sale in the United States.

3.	Sections 2.3(a) and (b) of the APA are hereby deleted in their entireties.

4.
Section 2.4 of the APA is amended to delete the entire last sentence of this section, beginning after bullets 1 through 6 and ending at the end of section 2.4. Section 2.4 of the APA is further amended to delete the first two sentences of this section and be replaced with the following:

During the term of this Agreement, the Parties intend to maintain vaccine plant throughput at Diamond at levels equal to or greater those set forth in the Minimum Annual Purchases section of Exhibit A of the Supplemental Agreement. For clarity, and notwithstanding anything to the contrary, nothing in this agreement shall be construed as a warranty by Elanco of minimum plant throughput or coverage of plant overhead costs.

5.	Section 3.3 of the APA is amended to delete the entire third and fourth sentences of this section and replaced with the following:

Upon Notice of termination of this Agreement and request via Notice from Elanco, Diamond shall provide all reasonable support to Elanco in the prompt licensure of the Cattle Vaccine Products, the Elanco Products and the Other Vaccine Products at an Elanco manufacturing facility or at another manufacturing facility designated by Elanco (as applicable) with the intent that such facility receives such license(s) prior to the expiration or termination of this Agreement. For the avoidance of doubt, Diamond shall retain its Registrations for Cattle Vaccine Products and Diamond Products during and after the term of this Agreement.

6.	Section 3.4 of the APA is hereby deleted in its entirety.

7.	Exhibit 7, Section 1, Minimum Purchases, is hereby deleted in its entirety and replaced with the following:

1.    Minimum Purchase:

For all purposes of the Supply Agreement, the Minimum Annual Purchases shall mean:
(a) [***] for each of calendar years 2019, 2020, 2021 and 2022; and,
(b) [***] pro-rated to the number of days the Supply Agreement remains in effect for a partial calendar year which equals [***] for the period of January 1, 2023 through June 16, 2023.
(collectively, the "Minimum Annual Purchases"). Except as set forth herein, all purchases of Products, [***] and/or [***] from Diamond or any of its Affiliates by Elanco or any of its Affiliates shall count toward satisfying the Minimum Annual Purchases requirement. Purchases of (i) [***], (ii) [***] and (iii) [***] by Elanco or any of its Affiliates, will not count as purchases that count toward satisfying the Minimum Annual Purchases requirement under this Agreement.

8.
Except as set forth above, all other terms and conditions of the APA will remain in full force and effect. On and after the Amendment Effective Date, any reference to the APA shall mean the APA as amended by this Amendment. In the event of a conflict between the terms of this Amendment and the terms of the APA, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, duly authorized representatives of the parties have signed this Amendment No. 2 as of the Amendment Effective Date.

Diamond Animal Health, Inc.                Elanco US Inc.

By:     /s/Jason Napolitano                 By:     [***]
Print Name:     Jason Napolitano            Print Name:     [***]
Title:     Chief Executive Officer                Title:     [***]
Date:     June 27, 2019                    Date:     June 25, 2019